Exhibit 10.4

POWER OF ATTORNEY

I, [Name of shareholder], a Chinese citizen with ID Card No.: *********, have executed this Power of Attorney on May 8, 2020. This Power of Attorney shall become effective upon execution. As of the date of this Power of Attorney, I own [Percentage]% of the equity interest in Shanghai Soulgate Technology Co., Ltd. (hereinafter referred to as the “Company”) (representing the registered capital of RMB[Amount] of the Company).

With respect to equity interest held by me now and in the future in the Company (hereinafter referred to as “My Equity Interest”), I hereby irrevocably authorize Shanghai Soul Technology Co., Ltd. (hereinafter referred to as “WFOE”) or any designee at its sole discretion (including its successors and any in place of the liquidator of WFOE, if included) to exercise on my behalf all the rights associated with My Equity Interest under relevant laws and regulations and the articles of association of the Company, including but not limited to the following rights (collectively, “Shareholder’s Rights”) during the term of this Power of Attorney:

(a)	Proposing to convoke, convene and attend shareholders’ meeting of the Company;

(b)	Receiving any notice of any shareholders’ meeting and proceedings relating thereto;

(c)	Representing myself in the capacity of the shareholder of the Company in executing and delivering any written resolutions;

(d)

Voting in person or by proxy on any matters discussed in any shareholders’ meeting (including but not limited to the sale, transfer, mortgage, pledge or disposal of the assets of the Company in part or in whole);

(e)	Selling, transferring, pledging or otherwise disposing of My Equity Interest on part or in whole in the Company;

(f)	Nominating, electing, designating, appointing or removing the legal representative, directors, general manager, financial director, supervisor, and other senior management members of the Company;

(g)	Supervising the Company’s operating performance; approving the annual budget or declaration of dividends, and accessing the financial information of the Company at any time;

(h)	Executing and delivering any written resolutions and minutes in the name and on behalf of the shareholder;

(i)	Approving any registration document filed by the Company with the government authorities;

(j)	Exercising voting rights on the liquidation of the Company on behalf of the shareholder;

(k)	Initiating a shareholder’s litigation or taking other legal action against any director or officer of the Company who acts that harm the interests of the Company or its shareholders;

(l)	Approving any amendment to the articles of association of the Company; and

(m)	Any other rights conferred on the shareholders by the articles of association of the Company or relevant laws and regulations.

I hereby further agree and undertake that:

Without limiting the generality of the powers granted hereunder, WFOE shall have the power and authority to, on behalf of myself, execute all the documents I shall execute as stipulated in the Exclusive Call Option Agreement executed by and among me, the WFOE and the Company on May 8, 2020 and the Equity Interest Pledge Agreement executed by and among me, the WFOE and the Company on May 8, 2020 (including any modification, amendment and restatement thereto, collectively the “Transaction Documents”), and perform the terms of the Transaction Documents as scheduled.

All the actions associated with My Equity Interest conducted by the WFOE shall be deemed as my own actions, and all the documents related to My Equity Interest executed by the WFOE shall be deemed to be executed by me. I hereby acknowledge and ratify those actions and/or documents by the WFOE.

The WFOE is entitled to re-authorize or assign its rights related to the aforesaid matters to any other person or entity at its own discretion and without giving prior notice to me or obtaining my consent. If required by PRC laws, the WFOE shall designate a Chinese citizen or any other person or entity under PRC laws to exercise the aforementioned rights. Once WFOE notifies me in writing of its transfer of the rights hereunder to a third party, I shall immediately withdraw the authorization and entrustment to WFOE hereunder and immediately execute a Power of Attorney in the form of this Power of Attorney to grant the same authorization and entrustment to any other person nominated by WFOE in the same substance as this Power of Attorney.

I hereby confirm, promise and warrant that in the event of my death, incapacitation or the occurrence of any circumstances which may affect my exercise of the Shareholder’s Rights in the Company, my heir, guardian or any other person who has the right to claim rights to or interests in the Equity Interests held by me in the Company shall be considered as the signatory of this Power of Attorney, succeeding to all my rights and obligations under this Power of Attorney.

I confirm that my spouse is aware of the Transaction Documents and this Power of Attorney; my spouse and I agree that My Equity Interest is my personal property, and I shall be solely entitled to all the interests and rights of My Equity Interest. My Equity Interest shall not constitute the joint property of myself and my spouse; my spouse agrees that I am entitled to deal with My Equity Interest independently without the consent of my spouse, and to enjoy and perform my rights and obligations under the Transaction Documents and this Power of Attorney. In the event of a divorce between myself and my spouse, the Equity Interests held by me shall be my personal property, but shall not constitute the joint property of myself and my spouse. I shall take proper measures to ensure the performance of the Transaction Documents and this Power of Attorney and not take any actions in violation of the Transaction Documents and this Power of Attorney.

I undertake that I shall not take any action that violates the purpose or intent of the Transaction Documents and this Power of Attorney, or any action or omission that may result in conflicts of interests between WFOE and the Company or any of its subsidiary; if such conflicts of interests occur, I shall uphold the legitimate rights and interests of WFOE and perform reasonable actions required by WFOE. I shall undertake that, without the prior written consent of WFOE, I shall not directly or indirectly, participate, involve, engage or own, or use the information obtained from WFOE to participate in, involve, engage in, or own any business that competes or may be in competition with the business of Shanghai Soulgate Technology Co., Ltd. or its affiliates, nor will I hold or obtain any interest from any business that competes or may be in competition with the business of the Company or its affiliates.

This Power of Attorney shall be irrevocable and continuously valid, so long as I am a shareholder of the Company unless written instructions to the contrary are given by WFOE.

During the term of this Power of Attorney, I hereby waive all the rights associated with My Equity Interest, which have been authorized to WFOE through this Power of Attorney, and shall not exercise such rights by myself.

This Power of Attorney completely supersedes all prior oral and/or written agreements and understandings between the parties hereto with respect to the contents of this Power of Attorney.

The execution, effectiveness, construction, performance, amendment and termination of this Power of Attorney and the resolution of disputes hereunder shall be governed by PRC laws. In the event of any dispute with respect to the construction and performance of this Power of Attorney, the parties hereto shall first resolve the dispute through friendly negotiations. In the event that the parties hereto fail to reach an agreement on the dispute within thirty (30) days after either party’s request to the other parties for resolution of the dispute through negotiations, either party may submit the relevant dispute to the China International Economic and Trade Arbitration Commission for arbitration, in accordance with its arbitration rules. The arbitration shall be conducted in Shanghai, and the language used in the arbitration shall be Chinese. The arbitration award shall be final and binding on all parties.

[REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

(Signature Page to Power of Attorney)

Signature: /s/ [Name of shareholder]

Name: [Name of shareholder]

(Signature Page to Power of Attorney)

Shanghai Soul Technology Co., Ltd. hereby agrees and accepts this Power of Attorney.

Shanghai Soul Technology Co., Ltd. (Seal)

Signature:/s/ Lu Zhang

Name: Lu Zhang

Title: Legal Representative

(Signature Page to Power of Attorney)

Shanghai Soulgate Technology Co., Ltd. hereby agrees and accepts this Power of Attorney:

Shanghai Soulgate Technology Co., Ltd. (Seal)

Signature:/s/ Lu Zhang

Name: Lu Zhang

Title: Legal Representative

Schedule of Material Differences

One or more persons executed Power of Attorney using this form. Pursuant to Instruction ii to Item 601 of Regulation S-K, the Registrant may only file this form as an exhibit with a schedule setting forth the material details in which the executed agreements differ from this form:

No.	Name of Shareholder	% of Shareholder’s Equity Interest in the Company	Amount of Registered Captial Represented by Shareholder’s Equity Interest in the Company
1.	Lu Zhang	84.0%	RMB8,398,100
2.	Beijing Mingjun Investment Management Co., Ltd.	4.9%	RMB486,700
3.	Shanghai Jianming Enterprise Management Co., Ltd.	4.8%	RMB477,900
4.	Zhuanlian Technology (Shenzhen) Co., Ltd.	3.5%	RMB354,000
5.	Shanghai Moliang Chuangye Investment Center (Limited Partnership)	2.8%	RMB283,300